SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the registrant ☒
Filed by a Party other than the registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material under Rule 14a-12.
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-b(e)(2))

Lord Abbett Global Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

LORD ABBETT GLOBAL FUND, INC.
Income Series (“Global Income Fund”)
90 Hudson Street
Jersey City, NJ 07302-3973

May 8, 2007

YOUR IMMEDIATE ATTENTION IS REQUESTED

Dear Shareholder:

Our records indicate that we have not received your vote on an important proposal affecting your investment in the Lord Abbett Global Income Fund.  For the reasons set forth in the proxy materials previously delivered to you, THE FUND’S BOARD MEMBERS RECOMMEND THAT YOU VOTE IN FAVOR OF THE PROPOSAL AND BELIEVE THE PROPOSAL IS IN THE BEST INTEREST OF THE FUND’S SHAREHOLDERS.

YOUR VOTE IS IMPORTANT! Please take a moment now to vote your shares.  For your convenience, we are enclosing another proxy card along with a pre-paid postage envelope.  If you wish to receive another copy of the proxy statement, please contact us at 1-888-684-2436.

Choose ONE of the following methods to vote your shares:

TO SPEAK TO A PROXY VOTING SPECIALIST:  Dial toll-free 1-888-684-2436 and a representative from ADP will assist you with voting your shares and answer any of your proxy-related questions.  Representatives are available
Monday – Friday 9:00 a.m. - 9:00 p.m. (Eastern Time) and Saturday, 10:00 a.m. to 6:00 p.m. (Eastern Time).

VOTE BY TOUCH–TONE PHONE:  Dial the toll-free touch-tone voting number listed on your card and follow the recorded instructions.  Telephone voting is available 24 hours a day, 7 days a week.  THIS CALL IS TOLL-FREE.

VOTE VIA THE INTERNET:  Go to the website listed on your card, follow the on-screen instructions.

VOTE BY MAIL:  Sign and date the enclosed proxy card and mail it back using the enclosed pre-paid postage envelope.

In addition to voting (or changing your vote) by the methods described above, you also can vote (or change your vote) in person at the shareholder meeting on May 21, 2007, at 11:00 a.m., at  90 Hudson Street, Jersey City, NJ 07302-3973. You also can revoke your proxy in manner set forth in the proxy statement. We must receive your vote on or before 11:00 a.m. on May 21, 2007, in order to count your vote.

YOUR VOTE IS IMPORTANT SO PLEASE VOTE YOUR SHARES TODAY!